Exhibit 10.30

Execution Copy

PERFORMANCE GUARANTY

PERFORMANCE GUARANTY (this “Guaranty”) dated as of June 16, 2006 and effective as of the Effective Date as described herein, is made by Wyndham Worldwide Corporation, a Delaware corporation (the “Performance Guarantor”), in favor of Sierra Timeshare 2005-1 Receivables Funding, LLC (formerly known as Cendant Timeshare 2005-1 Receivables Funding Company, LLC), a Delaware limited liability company (the “Issuer”), Wells Fargo Bank, National Association, as trustee (the “Trustee”) and U.S. Bank, National Association, successor to Wachovia Bank, National Association, as collateral agent (the “Collateral Agent”) under the Indenture and Servicing Agreement referenced below for the benefit of holders of Notes issued pursuant to such Indenture and Servicing Agreement and the Insurer referred to in such Indenture and Servicing Agreement.

PRELIMINARY STATEMENTS

WHEREAS, the Issuer, Wyndham Consumer Finance, Inc. (“Wyndham”) formerly known as Cendant Timeshare Resort Group - Consumer Finance, Inc., a Delaware corporation and previously known as Fairfield Acceptance Corporation – Nevada, a Delaware corporation domiciled in Nevada, as servicer (in such capacity, the “Servicer”), the Trustee and the Collateral Agent have entered into that certain Indenture and Servicing Agreement dated as of August 11, 2005 (as amended and supplemented by that First Supplement to Indenture and Servicing Agreement dated as of June 16, 2006 and as further amended and supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Issuer has, under the terms of the Indenture, issued $525,000,000 of its Loan Backed Notes, Series 2005-1 (the “Notes”);

WHEREAS, the Notes are secured by and payable from a portfolio of Pledged Loans and related Pledged Assets and other Collateral, each as described in the Indenture and each of the Pledged Loans is a loan sold by either Wyndham or Trendwest Resorts, Inc. (“Trendwest”) to Sierra Deposit Company, LLC (the “Depositor”) and sold by the Depositor to the Issuer;

WHEREAS, in connection with the issuance of the Notes, the Issuer has caused the Insurer to provide the Insurance Policy to the Trustee,

WHEREAS, Wyndham has sold Pledged Loans and related Pledged Assets to the Depositor under the terms of the Wyndham Purchase Agreement;

WHEREAS, Trendwest has sold Pledged Loans and related Pledged Assets to the Depositor under the terms of the Trendwest Purchase Agreement;

WHEREAS, Cendant Corporation, a Delaware corporation (“Cendant”), has provided to the Depositor, a Performance Guaranty dated as of August 29, 2002 relating to the obligations of Wyndham under the Wyndham Purchase Agreement and relating to the obligations of Trendwest under the Trendwest Purchase Agreement;

WHEREAS, at the time of issuance of the Notes, Cendant provided to the Issuer, the Trustee and the Collateral Agent a Performance Guaranty dated as of August 11, 2005 relating to the obligations of the Servicer under the Indenture and to certain obligations of the Issuer under the Indenture;

WHEREAS, prior to the Effective Date each of Wyndham, Trendwest, the Issuer and the Depositor is an indirect wholly-owned subsidiary of Cendant;

WHEREAS, as of the Effective Date each of Wyndham, Trendwest, the Issuer and the Depositor will become an indirect wholly-owned subsidiary of the Performance Guarantor and the Performance Guarantor is expected to receive substantial direct and indirect benefits from the transactions contemplated in the Indenture; and

WHEREAS, as an inducement for Cendant to transfer ownership of Wyndham, Trendwest, the Issuer and the Depositor to the Performance Guarantor, the Performance Guarantor has agreed to enter into this Guaranty and undertake the obligations of the Performance Guarantor hereunder.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

NOW, THEREFORE, the Performance Guarantor hereby agrees with the Issuer, the Depositor, the Trustee and the Collateral Agent, as follows:

EFFECTIVE DATE: As used in this Guaranty, “Effective Date” means the date on which Wyndham Worldwide and its subsidiaries cease to be subsidiaries of Cendant.

This Guaranty shall be effective on and after the Effective Date, and if the Effective Date does not occur, this Guaranty shall have no effect.

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture as in effect on the Effective Date. As used herein, the following terms shall have the following meanings:

“Defective Loan Obligations” means the obligation of the Issuer set forth in Section 5.4 of the Indenture to deposit the Release Price for any Pledged Loan that (a) is a Defective Loan under the terms of the Indenture, but (b) is not a Defective Loan under the terms of the Wyndham Purchase Agreement or the Trendwest Purchase Agreement and required to be repurchased by Wyndham or Trendwest under the Wyndham Purchase Agreement or the Trendwest Purchase Agreement.

“First Guaranty” means the Performance Guaranty dated as of August 29, 2002 relating to the obligations of Wyndham under the Wyndham Purchase Agreement and relating to the obligations of Trendwest under the Trendwest Purchase Agreement.

“Guaranteed Party” means each of the Depositor, the Issuer, Insurer, the Trustee and the Collateral Agent on behalf of all holders of Notes.

“Obligations” means the Seller Obligations, the Servicer Obligations and the Defective Loan Obligations.

“Purchase Agreements” mean, collectively, the Trendwest Purchase Agreement and the Wyndham Purchase Agreement.

“Seller Obligations” means, collectively all covenants, agreements, terms, conditions and other obligations to be performed and observed by each Seller under the applicable Purchase Agreement, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by such Seller under the applicable Purchase Agreement, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to such Seller (in each case whether or not allowed as a claim in such Insolvency Proceeding).

“Series Guaranty” means the Performance Guaranty dated as of August 11, 2005 relating to the obligations of the Servicer under the Indenture and to certain obligations of the Issuer under the Indenture.

“Servicer Obligations” means, collectively, all covenants, agreements, terms, conditions and other obligations to be performed and observed by Wyndham in its capacity as the Servicer under the Indenture, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by the Servicer under the Indenture, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to Wyndham (in each case whether or not allowed as a claim in such Insolvency Proceeding).

“Trendwest Purchase Agreement” means the Master Loan Purchase Agreement dated as of August 29, 2002, as amended and restated as of November 14, 2005 by and between Trendwest, as seller and the Depositor, as purchaser.

“Wyndham Purchase Agreement” means the Master Loan Purchase Agreement dated as of August 29, 2002, as amended and restated as of November 14, 2005, by and between Wyndham, as seller, Fairfield Resorts, Inc., Fairfield Myrtle Beach, Inc., Kona Hawaiian Vacation Ownership, LLC, Shawnee Development, Inc., Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts at Star Island, Inc. Palm Vacation Group, Ocean Ranch Vacation Group and the Depositor, as purchaser.

SECTION 2. Guaranty of Sellers’ Obligations. The Performance Guarantor on and after the Effective Date hereby guarantees to the Depositor, the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Notes and the Insurer the full and punctual payment and performance of all of Wyndham’s Seller Obligations under the Wyndham Purchase Agreement and all of Trendwest’s Seller Obligations under the Trendwest Purchase Agreement.

SECTION 3. Guaranty of Servicer’s Obligations. The Performance Guarantor on and after the Effective Date hereby guarantees to the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Notes and the Insurer the full and punctual payment and performance of all of Wyndham’s Servicer Obligations.

SECTION 4. Guaranty of Issuer’s Obligations. The Performance Guarantor on and after the Effective Date hereby guarantees to the Trustee and the Collateral Agent for the benefit of the holders of the Notes and the Insurer the full and punctual payment and performance of the Issuer’s Defective Loan Obligations.

SECTION 5. Order of Demands. The Performance Guarantor agrees and hereby instructs the Trustee and the Collateral Agent that upon:

(a) a failure of Wyndham to perform any of Wyndham’s Seller Obligations under the terms of the Wyndham Purchase Agreement;

(b) a failure of Trendwest to perform any of Trendwest’s Seller Obligations under the terms of the Trendwest Purchase Agreement;

(c) a failure of the Servicer to perform any of the Servicer Obligations under the Indenture; or

(d) a failure of the Issuer to perform the Defective Loan Obligations under the Indenture;

then, the Trustee shall first make demand upon the Performance Guarantor under the terms of this Guaranty to satisfy such Obligation and, only if the Performance Guarantor fails to satisfy the Obligations, will the Trustee seek satisfaction of the Obligations by making demand on Cendant under the First Guaranty or under the Series Guaranty, as applicable.

SECTION 6. Performance Guarantor’s Further Agreements to Pay. The Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, that on and after the Effective Date it will pay to each Guaranteed Party, forthwith upon demand in funds immediately available to such Guaranteed Party, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by such Guaranteed Party in connection with the enforcement of the Obligations and this Guaranty, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the rate of interest most recently published in The Wall Street Journal as the “Prime Rate” plus 2%. Changes in the rate payable hereunder shall be effective on each date on which a change in the “Prime Rate” is published.

SECTION 7. Guaranty Absolute. The Performance Guarantor, on and after the Effective Date guarantees that the Obligations will be performed strictly in accordance with the terms of the Wyndham Purchase Agreement, the Trendwest Purchase Agreement and the Indenture regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms, provided, however, nothing herein shall be construed to require the Performance Guarantor to act in violation of any law, regulation or order. The obligations of the Performance Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Performance Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Wyndham, Trendwest, the Servicer or the Issuer, or whether Wyndham, Trendwest, the Servicer or the Issuer is joined in any such action or actions. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations. The Performance Guarantor agrees that the validity and enforceability of this Guaranty shall not be impaired or affected by any of the following:

(i) any lack of validity or enforceability of any of the Transaction Documents;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Transaction Documents;

(iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(iv) any manner of application of collateral or proceeds thereof to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Wyndham, Trendwest, the Servicer or the Issuer, as the case may be;

(v) any change, restructuring or termination of the corporate or other structure or existence of Wyndham, Trendwest, the Servicer or the Issuer; or

(vi) any other circumstance that might otherwise constitute a defense (other than payment and performance) available to, or a discharge of Wyndham, Trendwest, the Servicer or the Issuer or its affiliates or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of Wyndham, Trendwest, the Servicer or the Issuer or otherwise, all as though such payment had not been made.

SECTION 8. Waiver by Performance Guarantor. The Performance Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Trustee protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against or any other person or entity or any collateral.

SECTION 9. Indemnification for Failure to File Assignments. Under the terms of the Wyndham Purchase Agreement and the Indenture, Wyndham as a Seller of Loans is not required to record collateral Assignments of Mortgages in the state of Florida so long as certain conditions set forth in the Indenture are satisfied. The Performance Guarantor on and after the Effective Date hereby agrees to indemnify, defend and hold harmless the Noteholders, the Issuer and the Insurer against any and all costs, expenses, losses, damages, claims and liabilities which a Noteholder, the Issuer or the Insurer may incur as a result of the fact that collateral Assignments of Mortgages are not filed or recorded in Florida.

SECTION 10. Subrogation. The Performance Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full, the Notes have been paid in full and all amounts owed to the Insurer under the Insurance Agreement have been paid in full. If any amount shall be paid to the Performance Guarantor on account of such subrogation rights at any time prior to the payment in full of the Obligations and all other amounts described in the prior sentence, payable under this Guaranty, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Guaranteed Parties Obligations, in accordance with the terms of the Transaction Documents. If (i) the Performance Guarantor shall make payment to the Guaranteed Parties of all or any part of the Obligations and, (ii) all Obligations and all other amounts payable under this Guaranty shall be paid in full, the Guaranteed Parties will, at the Performance Guarantor’s request, execute and deliver to the Performance Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Performance Guarantor of an interest in the Obligations resulting from any such payment made by the Performance Guarantor hereunder. Notwithstanding the foregoing or any other provision of this agreement, Wyndham, Trendwest, the Issuer or the Servicer may enter into a reimbursement agreement with the Guarantor under which the Wyndham, Trendwest, the Issuer or the Servicer agrees to reimburse the Guarantor for amounts the Guarantor may be obligated to pay under this agreement, as long as any such reimbursement shall be paid only from amounts that are not subject to the Lien of the Indenture.

SECTION 11. Representations and Warranties. The Performance Guarantor represents and warrants on the date hereof and on the Effective Date that:

(a) Organization and Good Standing. The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) No Conflict or Violation. The execution, delivery and performance by the Performance Guarantor of this Guaranty and the transactions contemplated hereby are within the Performance Guarantor’s corporate powers, have been duly authorized by all requisite corporate action and do not contravene (i) any of the terms and provisions of the certificate of incorporation or by-laws of the Performance Guarantor, (ii) any law, rule or regulation applicable to the Performance Guarantor the violation of which would have a material adverse effect on the Performance Guarantor’s performance hereunder, (iii) any contractual restriction binding on or affecting the Performance Guarantor or the Performance Guarantor’s properties the violation of which would have a material adverse effect on the Performance Guarantor’s performance hereunder or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Performance Guarantor or the Performance Guarantor’s properties the violation of which would have a material adverse effect on the Performance Guarantor’s performance hereunder. This Guaranty has been duly executed and delivered by the Performance Guarantor.

(c) Power and Authority; Due Authorization. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by the Performance Guarantor of this Guaranty.

(d) Binding Obligation. This Guaranty is the legal, valid and binding obligation of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general applicability relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Litigation. There is no action, suit or proceeding pending, or to the Performance Guarantor’s knowledge threatened, affecting the Performance Guarantor or its property before any court, governmental agency or arbitrator that materially adversely affects the ability of the Performance Guarantor to perform its obligations under this Guaranty, or that purports to affect the legality, validity or enforceability of this Guaranty.

(f) Rank of Obligations. The Obligations of the Performance Guarantor under this Guaranty do rank and will rank at least pari passu in priority of payment and in all other respects with all unsecured indebtedness of the Performance Guarantor.

SECTION 12. Payment Free and Clear of Taxes, Etc. (a) Any and all payments made by the Performance Guarantor hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Trustee and the Collateral

Agent (each an “Indemnified Party”), taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which the Indemnified Party is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities imposed on payments made by the Performance Guarantor hereunder being hereinafter referred to as “Taxes”). If the Performance Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Performance Guarantor shall make such deductions, and (iii) the Performance Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Performance Guarantor agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as “Other Taxes”).

(c) The Performance Guarantor shall indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Indemnified Party makes written demand therefor.

(d) Within thirty (30) days after the date of any payment of Taxes, the Performance Guarantor shall furnish each Indemnified Party, at its address referred to in Section 14, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of the Performance Guarantor hereunder, the agreements and obligations of the Performance Guarantor contained in this Section 12 shall survive any termination of the Transaction Documents.

SECTION 13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS GUARANTY IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PERFORMANCE GUARANTOR, THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT EACH HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Issuer, the Insurer (as assignee of the Issuer), the Trustee and the Collateral Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto and notices to Standard & Poor’s Ratings Services shall be given at the address set forth below. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained. Notices sent to Standard & Poor’s Ratings Services shall be sent to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Fax number: 212-438-2655

(or to such other address as may be furnished in writing to the Performance Guarantor, the Issuer and the Trustee).

SECTION 17. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 18. Termination of Guaranty. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until the date that is one year and one day after the Termination Date, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned in connection with any Insolvency Proceeding with respect to Wyndham, Trendwest, the Servicer or the Issuer or any

other Person or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not any Guaranteed Party is in possession of this Guaranty. To the extent permitted by law, no invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Guaranty.

SECTION 19. Successors and Assigns. This Guaranty shall be binding upon the Performance Guarantor and its successors and permitted assigns, and the Performance Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Guaranteed Parties. The benefits of this Guaranty shall inure to the benefit of, and be enforceable by, the Guaranteed Parties, their respective successors, transferees and assigns, the Insurer and each holder of a Note issued under the Indenture.

SECTION 20. Effect of Bankruptcy. To the extent permitted by law, this Guaranty shall survive the occurrence of any Insolvency Proceeding with respect to the Servicer, the Issuer or any other Person. To the extent permitted by law, no automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Wyndham, Trendwest, the Servicer or the Issuer is subject shall postpone the obligations of the Performance Guarantor under this Guaranty.

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IN WITNESS WHEREOF, the Performance Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WYNDHAM WORLDWIDE CORPORATION, as Performance Guarantor

By:	/s/ Virginia M. Wilson
	Name:	Virginia M. Wilson
	Title:	Executive Vice President and Chief Financial Officer

	Address:	1 Campus Drive
Parsippany, NJ 07054

	Telephone:	973-496-2455
	Telecopier:	973-496-2456

Acknowledged and accepted as of

this 16th day of June, 2006:

SIERRA TIMESHARE 2005-1 RECEIVABLES FUNDING, LLC, as Issuer

By:	/s/ Mark A. Johnson
	Name:	Mark A. Johnson
	Title:	President

Address:	10750 West Charleston Blvd.
Suite 130, Mailstop 2065
Las Vegas, Nevada 89135

Telephone:
Telecopier:	702-304-4211

[Signature page to 2005-1 Wyndham Worldwide Guaranty]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jennifer C. Davis
	Name:	Jennifer C. Davis
	Title:	Assistant Vice President

Address:	N9311-161 Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - Asset-Backed Administration

Telephone:
Telecopier:	612-667-3464

[Signature page to 2005-1 Wyndham Worldwide Guaranty]

U.S. BANK, NATIONAL ASSOCIATION, as successor to Wachovia Bank, National Association, as Collateral Agent

By:	/s/ Cheryl Whitehead
	Name:	Cheryl Whitehead
	Title:	Authorized Representative

Address:	401 South Tryon Street
NC-1179
12th Floor
Charlotte, NC 28288-1179
Attention: Structured Finance Trust Services

Telephone:	(704) 383-9568
Telecopier:	(704) 383-6039

[Signature page to 2005-1 Wyndham Worldwide Guaranty]

SIERRA DEPOSIT COMPANY, LLC, as Depositor

By:	/s/ Mark A. Johnson
	Name:	Mark A. Johnson
	Title:	President

Address:	10750 West Charleston Blvd.
Suite 130, Mailstop 2067
Las Vegas, Nevada 89135

Telephone:	(702) 304-4216
Telecopier:	(702) 304-4211

[Signature page to 2005-1 Wyndham Worldwide Guaranty]